UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Diversey Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-40293 (Commission File Number)	Not Applicable (IRS Employer Identification Number)

1300 Altura Road, Suite 125 Fort Mill SC	29708
(Address of principal executive offices, including zip code)	(Zip Code)

(803)-746-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	DSEY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 14, 2023, Diamond (BC) B.V. (the “Issuer”), a private limited liability company incorporated under the laws of the Netherlands and an indirect wholly owned subsidiary of the registrant, Diversey Holdings, Ltd. (the “Company”), issued a notice of conditional full redemption (the “Conditional Redemption Notice”) to the holders of the Issuer’s outstanding 4.625% Senior Notes due 2029 (the “Notes”) pursuant to the indenture dated as of September 29, 2021 (as supplemented and amended from time to time, the “Indenture”), by and among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee. Pursuant to the Conditional Redemption Notice, the Issuer has elected, subject to the satisfaction of the Condition (as defined below), to redeem (the “Redemption”), all of the outstanding principal amount of the Notes on July 5, 2023 (the “Redemption Date”) at a redemption price equal to 100.000% of the principal amount of the Notes, together with the relevant Applicable Premium (as defined in the Indenture) as of, plus accrued and unpaid interest and Additional Amounts (as defined in the Indenture), if any, to, but excluding, the Redemption Date. In the Issuer’s discretion, the Redemption Date may be delayed until such time as the Condition shall have been satisfied. In the Issuer’s discretion, if the Condition is not satisfied (or waived by the Issuer in its sole discretion) on or prior to the Redemption Date (or by the Redemption Date as so delayed), the Issuer may: (i) extend the Redemption Date until the date the Condition is satisfied (or waived by the Issuer in its sole discretion); or (ii) rescind the Conditional Redemption Notice, which shall be of no effect.

The Redemption is conditioned upon satisfaction (or waiver by the Issuer in its sole discretion) of each of the following conditions precedent: (i) the closing of the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), by and among Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Parent”), acting by its general partner, Olympus Water Holdings Limited, a Cayman Islands exempted company incorporated with limited liability, Diamond Merger Limited, a Cayman Islands exempted company and wholly owned subsidiary of Parent, and the Issuer, on terms and conditions satisfactory in all respects to the Issuer in its sole and absolute discretion on or prior to the Redemption Date and (ii) the receipt by the Issuer on or prior to the Redemption Date of net proceeds from one or more financing transactions in an aggregate amount at least equal to the amounts required to redeem or discharge the Notes except to the extent such amounts have been previously provided, or are being concurrently provided, to the Issuer by Parent or its subsidiaries for such purpose contemplated by Section 6.16 of the Merger Agreement (collectively, the “Condition”). The consummation of the Transactions is subject to a number of conditions. As a result, there can be no assurance that the Redemption will occur on July 5, 2023.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to purchase notes or any other security.

Forward-Looking Statements

This Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and speaks only as of the date hereof. The “forward-looking statements” include all statements that do not relate solely to historical or current facts, such as statements regarding the Redemption, the Transactions and the Company’s expectations, intentions or strategies regarding the future. Such statements are inherently subject to known and unknown risks and uncertainties, many of which cannot be predicted with accuracy and are beyond the Company’s control. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of such risks and uncertainties. These forward-looking statements speak only as of the date hereof and we undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSEY HOLDINGS, LTD.
(Registrant)

Date: June 14, 2023

	By:	/s/ Philip Wieland
	Name:	Philip Wieland
	Title:	Chief Executive Officer